Exhibit 99.1

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP ANNOUNCES STOCK REPURCHASE PROGRAM

AND DECLARES REGULAR QUARTERLY DIVIDEND

$3 Billion Authorized for Stock Repurchase

NORTHFIELD, Ill. – Dec. 17, 2013 – The Board of Directors of Kraft Foods Group, Inc. (NASDAQ: KRFT) today declared a regular quarterly dividend of $0.525 per share of common stock, payable on Jan. 17, 2014, to shareholders of record on Dec. 27, 2013.

The Board of Directors also authorized a $3 billion stock repurchase program. The program, which has no expiration date, is the company’s first stock repurchase program since it became an independent public company in October 2012.

“We’ve made significant progress in creating a cash-focused, return-oriented company,” said Kraft CEO Tony Vernon. “Today’s announcement reflects our commitment to disciplined capital management and the desire to balance investments in our businesses to generate profitable growth while at the same time returning capital to shareholders. The stock repurchase program helps us deliver on that commitment while providing flexibility for the future.”

Under the stock repurchase program, the company is authorized to repurchase shares of common stock in the open market or in privately negotiated transactions. The timing and amount of stock repurchases will be subject to management evaluation of market conditions, applicable legal requirements and other factors.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. With the spirit of a startup and the soul of a powerhouse, Kraft has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Philadelphia, Planters, Velveeta, Capri Sun, JELL-O and Lunchables. Kraft’s 23,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. The words “create,” “generate,” “return,” “deliver,” “provide,” “will” and similar expressions are intended to identify the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s progress, commitment to capital management, growth, return of capital and stock repurchase plan. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, increased competition; continued consumer weakness and weakness in economic conditions; Kraft’s ability to differentiate its products from retailer and economy brands; Kraft’s ability to maintain its reputation and brand image; continued volatility and increases in commodity and other input costs; volatility of market-based impacts to post-employment benefit plans; pricing actions; increased costs of sales; regulatory or legal changes, restrictions or actions; unanticipated expenses and business disruptions; product recalls and product liability claims; unexpected safety or manufacturing issues; Kraft’s indebtedness and its ability to pay its indebtedness; Kraft’s inability to protect its intellectual property rights; tax law changes; Kraft’s ability to achieve the benefits it expects to achieve from the spin-off and to do so in a timely and cost-effective manner; and its lack of operating history as an independent, publicly traded company. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2012. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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